EXHIBIT 10.2
                                   DEMAND NOTE


$1,088,000.00                                        Dated:  July 30, 1996
                                                     Due: December 31, 1996




         Prior  hereto,  Mid-Central  Sysco  Food  Services,  Inc.,  a  Missouri
corporation ("Mid-Central"), and Deaktor/Sysco Food Services Company, a Pennsylvania corporation ("Deaktor") [Deaktor and Mid-Central are collectively "Sysco"], provided certain sales on account and other financial accommodations (the "Financial Accommodations") to The Italian Oven, Inc., a Pennsylvania corporation ("Italian Oven"). As of July 26, 1996, theFinancial Accommodations are past due and owing in the approximate principal amount of Ninety-Two Thousand Nine Hundred Fifty-Eight and 39/100 Dollars ($92,958.39) owed to
Mid-Central and Eight Hundred Forty-Five Thousand and no/100 Dollars ($845,000.00) owed to Deaktor. This Demand Note (this "Note") evidences such past due Financial Accomrnodations and the indebtedness arising from any future sales on account from Sysco to Italian Oven.

         For value received, the undersigned, Italian Oven promises to pay to the order of Sysco, on or before December 31, 1996, the principal sum of One Million Eighty-Eight Thousand and no/100 Dollars ($1,088,000.00), or such lesser principal sum as Italian Oven may owe to Sysco pursuant to this Note and the "Collateral Documents" (hereinafter defined), together with interest thereon from the date hereof at the rate of six percent (6%) per annum. Interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days in which any principal, accrued interest or any other sum due from Italian Oven to Sysco pursuant to this Note, the Collateral Documents or otherwise (collectively the "Indebtedness") remains outstanding. Upon the occurrence of an "Event of Default" (hereinafter defined) interest shall accrue upon the outstanding Indebtedness at the rate of eighteen percent (18%) per annum (the "Default Rate").

         Italian Oven shall pay the Indebtedness evidenced by this Note to Sysco in successive daily installments of Thirty Thousand and no/100 Dollars ($30,000.00) each, beginning on July 26, 1996, and continuing on each successive Monday, Tuesday, Wednesday, Thursday and Friday thereafter until December 30, 1996, with a final payment of all outstanding Indebtedness on December 31, 1996. Such daily installments and final payment will be made without demand therefor or notice thereof from Sysco to Italian Oven or any other person or entity. The Indebtedness shall be paid to Deaktor, for the benefit of Deaktor and Mid-Central, by wire transfer pursuant to instructions given by, Sysco to Italian Oven, from time to time, or at One Whytney Drive, Harmony, Pennsylvania 16037, or at such other location that Sysco may designate in writing from time to time.

         To the extent Italian Oven purchases more than One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) of goods and merchandise on account from Sysco in any calendar week, Italian Oven shall pay to Sysco an amount equal to such excess over One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) on or before the first Friday following such calendar week.

         As of the date hereof, Sysco intends that all payments shall be applied
(1) first to invoices for products purchased by Italian Oven in the ordinary course of business arising after July 26, 1996, in the inverse order of issuance, (2) second, to Sysco's unpaid costs and expenses pursuant to the "Collateral Documents" (hereinafter defined), (3) third, to accrued and unpaid interest, and (4) fourth, to the remaining Indebtedness.

         The full and timely payment of the Indebtedness and Italian Oven's full and timely performance of all of the covenants, agreements, terms, conditions and obligations pursuant to this Note and the Collateral Documents (collectively the "Covenants") are secured by security interests, liens and encumbrances granted by Italian Oven to Sysco pursuant to that certain Security Agreement of even date herewith, by and between Italian Oven and Sysco and the other agreements, instruments, documents and guarantees as heretofore, contemporaneously herewith or may hereafter be executed and delivered to Sysco by Italian Oven and any other persons and entities, from time to time, as the case may be, evidencing, securing or guaranteeing the Covenants (collectively the "Collateral Documents"), including, but not limited to, those certain Leasehold Mortgages now or hereafter executed and delivered by Italian Oven to Sysco and that certain Collateral Assignment of Trademarks, Copyrights and Licenses of even date herewith executed and delivered by Italian Oven to Sysco.

         If (a) Italian Oven defaults in the full and timely payment of any of the Indebtedness or the fall and timely performance of any of the Covenants, or
(b) a breach, default or event of default occurs under any of the Collateral Documents (collectively an "Event of Default") at the option of Sysco or the legal holder hereof, as the case may be, and without demand therefor or notice thereof from Sysco to Italian Oven or any other person or entity, all of the Indebtedness shall be immediately due and payable and shall be collectible immediately or at any time after such Event of Default. The acceptance by Sysco of any partial payment of the Indebtedness after an Event of Default will not establish a custom, or waive any of Sysco's rights or remedies pursuant to this Note, the Collateral Documents, at law, in equity or otherwise. Italian Oven, every endorser of this Note and every guarantor of the Indebtedness and the Covenants ("Guarantor") hereby each waive presentment, notice of presentment, demand, protest non-payment, release, compromise, settlement, extension or renewal of the Indebtedness or this Note, the Covenants, the Collateral Documents or any collateral or security for the Indebtedness or the Covenants.

         Any forbearance by Sysco or the legal holder hereof, as the case may be, in exercising any right or remedy pursuant to this Note or the Collateral Documents, at law, in equity or otherwise, shall not be or be deemed a waiver of nor shall preclude the subsequent exercise of any such right or remedy.


         If at any time or times before or after in Event of Default, Sysco:

         A. employs an accountant. consultant, legal counsel or any other representative or advisor:

                  1. with respect to the Indebtedness, this Note, the Collateral Documents or otherwise,

                  2. to represent or consult with Sysco in connection with any litigation, contest, dispute, suit or proceeding, or to comrnence, defend, intervene or take any other action in or with respect to any litigation, contest, dispute, suit or proceeding, whether initiated by Sysco, Italian Oven, a Guarantor or any other person or entity, in any way or respect arising from, relating to or in connection with the Indebtedness, this Note, the Covenants, the Collateral Documents or any collateral or security for the Indebtedness or the Covenants, or

                  3.       to enforce any of Sysco's rights or remedies;

         B. takes any action or initiates any proceeding to protect, collect, sell, liquidate or otherwise dispose of any of the collateral or security for the Indebtedness, the Covenants or the Collateral Documents; or

         C. attempts to or enforces any of Sysco's rights or remedies against Italian Oven or any Guarantor,

then the costs and expenses so incurred by Sysco shall be part of the Indebtedness payable by Italian Oven to Sysco upon demand with interest at the Default Rate until actually paid. Without limiting the generality of the foregoing, such costs and expenses shall include the fees, expenses and charges of attorneys, paralegals, accountants, investment bankers, appraisers, valuation and other specialists, experts, expert witnesses, auctioneers, court reporters, telegram, telex and telefax charges, overnight delivery services, messenger services and expenses for travel, lodging and meals.

         Italian Oven hereby irrevocably authorize any attorney of any court of record in any state or territory of the United States of America where the same is allowed by law, in term time or vacation, at any time after in Event of Default hereunder or under the Collateral Documents, to waive service of process on Italian Oven and confess a judgment against Italian Oven to Sysco, whether pursuant to this Note or otherwise under the collateral documents, including, but not limited to, all costs, fees and expenses owed by Italian Oven to Sysco or any other person or entity acting by or on behalf of Sysco. Italian Oven hereby (1) authorizes such attorney to release all errors, waive all right of appeal and consent to immediate execution upon such judgement, and (2) agrees that no writ of error or appeal will be prosecuted from such judgment, nor any bill in equity filed to restrain the operation of judgement, or any execution thereof. Italian Oven hereby ratifies and confirms all that said attorney may do by virtue hereof.

         Italian Oven represents and warrants to Sysco that the Indebtedness and Italian Oven's use of the principal portion of the Indebtedness is solely for proper business purposes and consistent with all applicable laws.

         This Note is executed and delivered by Italian Oven to Sysco in Latrobe, Pennsylvania and shall be governed, controlled by and construed in accordance with the laws and states of the State of Pennsylvania, as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

         This Note shall inure to the benefit of Sysco, the legal holder hereof and any of their respective successors and assigns, as the case may be, and shall be binding upon Italian Oven, its respective legal representatives and successors.

         If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Note, the balance of which shall remain in and have its intended full force and effect. However, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law. If any rate of interest described in this Note is greater than the rate of interest permitted to be charged or collected by applicable law, as the case may be, such rate of interest shall be reduced to the maximum rate of interest permitted to be charged or collected by applicable law.

         All references to Sysco shall mean Mid-Central and Deaktor, both individually and collectively, and jointly and severally, and all representations, warranties, duties, covenants, agreements and obligations of Italian Oven to Sysco shall inure to the benefit of Mid-Central and Deaktor, both individually and collectively.

         Italian Oven hereby irrevocably appoints and designates Jeffrey W. Letwin, Esq., of Doepken, Keevican & Weiss, 600 Grant Street, 37th Floor USX Tower, Pittsburgh, PA 15219 as Italian Oven's true and lawful attorney-in-fact and duly authorized agent to accept any notice which, notwithstanding Italian Oven's waiver of notice contained in this Note, Sysco desires or elects to provide to Italian Oven and for service of legal process, and agrees that service of process upon such attorney-in-fact shall constitute personal service of process upon Italian Oven, and waives any objection to service of process upon such attorney-in-fact in accordance with this Note. Italian Oven shall direct such attorney-in-fact to forward any such notice or service of process to Italian Oven at an address designated by Italian Oven. Italian Oven and Sysco irrevocably agree, and hereby consent and submit to the non-exclusive jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania, Civil Division, with regard to any actions or proceedings arising from, relating to or in connection with the Indebtedness, this Note or any of the Covenant the Collateral Documents or any collateral or security for the Indebtedness or the Covenants. Italian Oven hereby waives its right to transfer or change the venue of any litigation filed in the Court of Common Pleas of Allegheny County, Pennsylvania or the United States District Court for the Western District of Pennsylvania, Civil Division. ITALIAN OVEN AND SYSCO EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

         This Note has been executed and delivered by Italian Oven to Sysco as of the date first set forth above, by Italian Oven's duly authorized corporate officers, pursuant to resolutions duly adopted by Italian Oven's Board of
Directors and Italian Oven's shareholders, if and to the extent such authorization is required by applicable law, Italian Oven's Articles or Certificate of Incorporation, By-Laws or otherwise.


                              THE ITALIAN OVEN, INC.,
                              a Pennsylvania corporation


                              By:      _________________________
                              Title:   _________________________

                              ATTEST:

                              By:      _________________________
                              Title:   _________________________